Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-29725, 333-33555 and 333-54017 of CommScope, Inc. on Form S-8 of our report dated June 10, 1998 appearing in and incorporated by reference in this Annual Report on Form 11-K of CommScope, Inc. Employees Profit Sharing and Savings Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Hickory, North Carolina
June 23, 1998